BLACKROCK Apex Municipal Fund, Inc.

FILE #811-05227

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/24/2006	NEW JERSEY ST. TRANS TRUST	2,805,411,792	2,760,000

Bear Stearns & Co. Inc.; Morgan Stanley; Citigroup Global Markets Inc.; Goldman Sachs & Co.; RBC Capital Markets, Siebert Brandford Shank & Co.; UBS Securities LLC; Wachovia Bank, National Association; A.G. Edwards & Sons, Inc.;

Apex Pryor Securities a division of Rice Financial Products; Banc of America Securities LLC; BB&T Capital Markets/Bergen Capital; Cabrera Capital Markets Inc.;  First Albany Capital Inc.; Gates Capital Corporation, George K. Baum & Company; Howard Gary & Company; Jackson Securities, Inc.; Janney Montgomery Scott LLC; J.P. Morgan Securities, Inc.; J.B. Hanauer & Company; LaSalle Financial Services, Inc.;

Lehman Brothers Inc.; Loop Capital; Merrill Lynch & Co.; Morgan Keegan & Co., Inc.; M.R. Beal & Company;  Piper Jaffray.; PNC Capital Markets.; Popular Securities, Inc.; Powell Capital Markets., Inc.; Prager, Sealy & Co., LLC.; Raymond James & Associates.;  Roosevelt & Cross, Inc.; Ryan, Beck & Co.; Ramirez & Co., Inc.; Sovereign Securities Corporation, LLC; Sterne, Agee & Leach, Inc.; Sturdivant and Company; Toussaint Capital Parners LLC

BLACKROCK Apex Municipal Fund, Inc.

FILE #811-05227

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
8/2/2006	COMMONWEALTH OF PUERTO RICO	835,650,000	500,000

Morgan Stanley; Goldman Sachs & Co.; Banc of America Securities LLC; Citigroup Global Markets Inc.; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Merrill Lynch & Co.;  Popular Securities, Inc.; Raymond James & Associates; Ramirez & Co. Inc.; Wachovia Bank; National Association; UBS Securities LLC

8/17/2006	DISTRICT OF COLUMBIA	248,264,046	985,000	Citigroup Global Markets Inc.; Bear Stearns & Co. Inc.; M.R. Beal & Company; Siebert Brandford Shank & Co.; Ferris, Baker Watts Inc.; Merrill Lynch & Co.; Wachovia Bank; National Association